SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported November 30, 2004


                             WELLSTONE FILTERS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


         0-28161                                                    33-0619264
(Commission File Number)                      (IRS Employer Identification No.)


 250 Crown Boulevard, Timberlake, North Carolina                  27583
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (914) 333-0090


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Item 1.01         Entry into a Material Definitive Agreement.

          As of November 28, 2004, the Registrant issued its $1.5 million promissory note due December 31, 2006 to Carlson Group, Ltd. The note bears interest at 4%, payable on maturity. In addition, the Registrant issued warrants to purchase 3,240,000 shares of common stock at a price of $.50 per share (approximately 80% of the market value of the common stock on the date of the funding commitment). The warrants are exercisable for 5 years and have piggyback registration rights. The consideration for the note and the warrants is $1.5 million in cash received by the Registrant.

Item 9.01.    Financial Statements and Exhibits.

              (c)        Exhibits


              10. Material Contracts

                         10.4 4% Debenture
                         10.5 Warrant Agreement.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 30, 2004                              WELLSTONE FILTERS, INC



                                                       By: /s/ Learned J. Hand
                                                       Learned J. Hand
                                                       Chief Executive Officer